UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2026

EXPAND ENERGY CORPORATION
(Exact name of registrant as specified in its Charter)
Oklahoma	001-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
10000 Energy Drive	Spring	Texas	77389
(Address of principal executive offices)			(Zip Code)
	(346)	535-0990
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2026, John D. Gass notified Expand Energy Corporation (the “Company”) that he will not stand for re-election to the Company’s Board of Directors (the “Board”) at its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) and that he will retire from the Board at the conclusion of the Annual Meeting. Mr. Gass’s decision not to stand for re-election and to retire from the Board was not due to any disagreement with the Company regarding any matter relating to the operations, policies or practices of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPAND ENERGY CORPORATION

By:	/s/ CHRIS LACY
Chris Lacy
Executive Vice President, General Counsel and Corporate Secretary
Date:  April 10, 2026